UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2023

Hennessy Capital Investment Corp. VI

(Exact name of registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775)-339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, par value $0.0001 per share	HCVI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCVIW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HCVIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 13, 2023, Hennessy Capital Investment Corp. VI, a Delaware corporation (“HCVI”), entered into a subscription agreement (the “Subscription Agreement”) with Hennessy Capital Group LLC, a Delaware limited liability company (“HCG”), Hennessy Capital Partners VI LLC, a Delaware limited liability company (“Sponsor”), and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar agreed to make a $900,000 cash contribution to HCVI (the “Capital Contribution”) to cover working capital expenses of HCVI in accordance with the terms and conditions set forth therein. Pursuant to the Subscription Agreement, the Capital Contribution shall be repaid to Polar by HCVI upon closing of an initial business combination (the “Closing”). Polar may elect to receive such repayment (i) in cash or (ii) in shares of Class A common stock (the “Common Stock”) of the surviving entity in such initial business combination (the “Surviving Entity”) at a rate of one share of Common Stock for each ten dollars ($10.00) of the Capital Contribution. In consideration of the foregoing Capital Contribution, HCVI has agreed to issue, or to cause the Surviving Entity to issue, 0.9 of a share of Class A common stock of the Surviving Entity (“Common Stock”) for each dollar ($1.00) of the Capital Contribution funded as of or prior to the Closing. Pursuant to the Subscription Agreement, the Surviving Entity shall use its reasonable best efforts to cause any shares of Common Stock issued to Polar pursuant to the Subscription Agreement to be registered on the first registration statement filed by the Surviving Company following the Closing, which shall be filed no later than 30 days following the Closing and declared effective no later than 90 days following the Closing. Upon certain events of default under the Subscription Agreement or if the Surviving Entity fails to file a registration statement to register the shares of Common stock issued to Polar within 30 days after the Closing and to have such registration statement declared effective within 90 days after the Closing, HCVI (or the Surviving Entity, as applicable) shall issue to Polar an additional 0.1 of a share of Common Stock for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default of failure is cured, subject to certain limitations provided for therein. In the event HCVI liquidates without consummating an initial business combination, any amounts remaining the HCVI’s cash accounts (excluding HCVI’s trust account) will be paid to Polar by HCVI within five (5) calendar days of the liquidation, and such amounts shall be the sole recourse for Polar.

HCG agreed to purchase from Polar, and Polar agreed to transfer to HCG, effective upon execution of the Subscription Agreement, (i) 100,000 redeemable private placement warrants of HCVI and (2) 37.5% of Polar’s right under its existing 2021 subscription agreement (entered into in connection with the HCVI initial public offering) to purchase up to 150,000 shares of HCVI’s Class B common stock from the Sponsor, for an aggregate cash purchase price of $150,000.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the Subscription Agreement is incorporated into this Item 2.03 to the extent required herein.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Report is incorporated into this Item 3.02 to the extent required herein

No Offer or Solicitation

This Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Subscription Agreement, dated October 13, 2023, by and among Hennessy Capital Investment Corp. VI, Hennessy Capital Group LLC, Hennessy Capital Partners VI LLC and Polar Multi-Strategy Master Fund

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Financial Officer

Dated: October 17, 2023

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